Exhibit 99.1

Cornerstone Therapeutics Appoints General Counsel

Cary, N.C., November 13, 2009 – Cornerstone Therapeutics Inc. (NASDAQ CM: CRTX), a specialty pharmaceutical company focused on acquiring, developing and commercializing significant products primarily for the respiratory and related markets, today announced that it has appointed Andrew K. W. Powell, Esq. Executive Vice President, General Counsel and Secretary. In this role, Mr. Powell will join the Company’s executive management team and manage its legal function and corporate governance processes. He will report to Craig Collard, Cornerstone’s President and Chief Executive Officer.

Mr. Powell brings 20 years of corporate legal leadership in the life sciences industry. Most recently, he served as Senior Vice President, General Counsel, Secretary, at ImClone Systems, Inc. where he led the legal and compliance team, and successfully structured and implemented ImClone’s negotiated tender offer and merger with Eli Lilly and Company. Prior to this, Mr. Powell served as Vice President, General Counsel, Secretary, of CollaGenex Pharmaceuticals, Inc. where, from 2004-2008, he was part of a management team that refocused the company, bringing new products to market and completing a series of financing, divestiture, licensing and acquisition transactions. His tenure at CollaGenex included leading the negotiation and implementation of the company’s merger with Galderma Laboratories, Inc. Mr. Powell’s corporate legal career began at Baxter International Inc. where he held positions of increasing responsibility from 1989-2004, including heading the legal function for Baxter Bioscience and Baxter World Trade.

“Andrew has an outstanding track record in senior level corporate legal positions, and we are pleased to welcome him to Cornerstone,” said Mr. Collard. “A key component of our growth strategy is acquiring products to build our product portfolio, and we expect Andrew’s significant transaction experience to be an invaluable asset to us as we continue to expand our business.”

Mr. Powell earned his Juris Doctorate from Stanford University in Palo Alto, CA, and his Bachelor of Arts from the University of North Carolina in Chapel Hill, NC. He currently serves on the Board of Directors of BioLeap, LLC, a privately-held in silica drug design company.

About Cornerstone Therapeutics
Cornerstone Therapeutics Inc. (Nasdaq CM: CRTX), headquartered in Cary, N.C., is a specialty pharmaceutical company focused on acquiring, developing and commercializing significant products primarily for the respiratory and related markets. The Company currently promotes multiple marketed products in the United States to respiratory-focused physicians and key retail pharmacies with its specialty sales force. The Company also has a late-stage clinical pipeline with a recent regulatory submission filing and four additional regulatory approval submissions targeted within the next three years. Key elements of the Company’s strategy are to in-license or acquire rights to underpromoted, patent-protected, branded respiratory or related pharmaceutical products or late-stage product candidates; implement life cycle management strategies to maximize the potential value and competitive position of the Company’s currently marketed products, newly acquired products and product candidates that are currently in development; grow product revenue through the Company’s specialty sales force, which is focused on the respiratory and related markets; and maintain and strengthen the intellectual property position of the Company’s currently marketed products, newly acquired products and product candidates.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein, other than statements of historical fact, including statements regarding the progress and timing of our product development programs and related trials, our strategy and our future operations and opportunities, constitute forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the results of preclinical studies and clinical trials with respect to our products under development, our ability to satisfy FDA and other regulatory requirements and the other factors described in Item 1A (Risk Factors) of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the SEC) on March 26, 2009 and in our subsequent filings with the SEC. In addition, the statements in this press release reflect our expectations and beliefs as of the date of this release, should not be relied upon as representing our views as of any other date and do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments that we may make or enter into. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise.

Investor Relations Contacts:
FD
Evan Smith/Brian Ritchie
212-850-5600
evan.smith@fd.com/brian.ritchie@fd.com

Media Relations Contact:
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Robert Stanislaro
212-850-5600
robert.stanislaro@fd.com